   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 2001

                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  DURATEK, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   22-2476180
                            ------------------------
                      (I.R.S. Employer Identification No.)


                             10100 Old Columbia Road
                            Columbia, Maryland 21046
                                 (410) 312-5100
                            ------------------------
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)
                            ------------------------
                 DURATEK, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                            ------------------------
                                Robert F. Shawver
              Executive Vice President and Chief Financial Officer
                                  Duratek, Inc.
                             10100 Old Columbia Road
                            Columbia, Maryland 21046
                                 (410) 312-5100

(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                            Lawrence R. Seidman, Esq.
                             Hogan & Hartson L.L.P.
                      111 South Calvert Street, Suite 1600
                            Baltimore, Maryland 21202
                                 (410) 659-2700
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------- ------------- --------------------- -------------------- --------------
                                                 AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
            TITLE OF SECURITIES                  TO BE         OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
              TO BE REGISTERED                 REGISTERED        PER SHARE               PRICE              FEE
--------------------------------------------- ------------- --------------------- -------------------- --------------
Common Stock, par value $.01  per share        1,000,000           $4.17              $4,170,000            $997
--------------------------------------------- ------------- --------------------- -------------------- --------------

(1) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices per share of Duratek, Inc. common stock, par value $.01 per share, on December 7, 2001, as reported on the NASDAQ National Market.

================================================================================

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  The documents containing the information specified in Part I will be sent or given to employees participating in the Duratek, Inc. 2001 Employee Stock Purchase Plan as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to
Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Duratek, Inc. (the "Company") hereby incorporates by reference into this registration statement the following documents filed by it with the
Commission:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

         (c) The description of the Company's Common Stock, $.01 par value per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A/A filed with the Commission on June 8, 1995, including all amendments and reports filed under Section 13(a) or 15(d) of the Exchange Act for purposes of updating the description of Common Stock.

         All documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequent filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation, with amendments thereto, provide that the Registrant shall indemnify its directors and officers to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant has purchased directors' and officers' liability insurance on behalf of its directors and officers. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption or
(iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

                                     * * *

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number            Description
         ------            -----------
         5.1               Opinion of Hogan & Hartson  L.L.P. regarding the
                           legality of the shares being registered (filed
                           herewith).

         23.1              Consent of Hogan & Hartson L.L.P. (included in
                           Exhibit 5.1).

         23.2              Consent of KPMG LLP (filed herewith).

         24. 1             Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    Provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
               Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability
               under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

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                    (3) To remove from registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on this 10th day of December, 2001.

                                    DURATEK, INC.


                                    By: /s/ Robert F. Shawver
                                        ----------------------------------------
                                        Robert F. Shawver, Executive Vice
                                        President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Prince and Robert F. Shawver, and each of them, his true and lawful attorneys-in fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                 SIGNATURE                              TITLE                               DATE
                 ---------                              -----                               ----
                                       Executive Vice President and Chief             December 10, 2001
                                       Financial Officer
/s/ Robert F. Shawver                  (Principal Executive Officer and Principal
______________________________         Financial Officer)
Robert F. Shawver


/s/ William M. Bambarger
_______________________________        Controller (Principal Accounting Officer)      December 10, 2001
William M. Bambarger


/s/ Daniel A. D'Aniello
_______________________________        Chairman of the Board of Directors             December 10, 2001
Daniel A. D'Aniello


                                      -5-



/s/ Robert E. Prince                   President, Chief Executive Officer and         December 10, 2001
_______________________________        Director
Robert E. Prince


/s/ Dr. Francis J. Harvey
_______________________________        Director                                       December 10, 2001
Dr. Francis J. Harvey


/s/ Earle C. Williams
_______________________________        Director                                       December 10, 2001
Earle C. Williams


/s/ Admiral James D. Watkins
_______________________________        Director                                       December 10, 2001
Admiral James D. Watkins


/s/ George V. McGowan
_______________________________        Director                                       December 10, 2001
George V. McGowan


                                    EXHIBITS


Exhibit
Number            Description
------            -----------
5.1               Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered (filed herewith).

23.1              Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

23.2              Consent of KPMG LLP (filed herewith).

24.1              Power of Attorney (included on signature page).


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